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                                                                    Exhibit 19



                      IN THE UNITED STATES DISTRICT COURT
                       FOR THE SOUTHERN DISTRICT OF OHIO
                                EASTERN DIVISION



Luxottica Group S.p.A., et al.,

                 Plaintiffs,
                                                             Case No. C2-95-244
                 vs.                                         JUDGE GRAHAM


The United States Shoe
Corporation, et al.,

                 Defendants.



                                     ORDER


                 This matter came before the Court on March 23, 1995 for a hearing on Defendant The United States Shoe Corporation's Motion for a Preliminary and Permanent Injunction Enjoining Plaintiffs from Distributing False and Misleading Information Regarding Plaintiffs' Ability to Set Record Dates for Meetings of U.S. Shoe Shareholders and "Agent Designations" for Calling Meetings. Upon consideration of the filings of Plaintiffs and Defendants, and the arguments presented by counsel at the hearing, and for the reasons stated upon the record of said hearing, the Court hereby finds that U.S. Shoe's Motion is well taken and should be granted.

                 Accordingly, Plaintiffs are hereby permanently enjoined from making any public statement, any direct statement to U.S. Shoe shareholders, and/or any statement in any proxy or tender offer materials to be delivered to U.S. Shoe shareholders which represents that Plaintiffs have the ability to set or have set,
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either separately or in conjunction with one another and Claudio and Debra Del Vecchio, any record date in connection with any meeting of the shareholders of U.S. Shoe and/or any record date for soliciting consents and/or "Agent Designations" for the purpose of calling any special meeting of U.S. Shoe shareholders.

                 It is so ORDERED.

                                        /s/ James L. Graham
                                        --------------------
----------                                     JAMES L. GRAHAM
                                        United States District Judge


DATE:  March 23, 1995





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